Exhibit 4.1

Execution Version

WILLIS NORTH AMERICA INC.,

as Issuer

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

WILLIS INVESTMENT UK HOLDINGS LIMITED

TRINITY ACQUISITION PLC, and

WILLIS GROUP LIMITED

as Guarantors

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as successor to Wells Fargo Bank, National Association, as Trustee

Ninth Supplemental Indenture

Dated as of December 22, 2025

to the Indenture dated as of May 16, 2017

Creating two series of Securities designated

4.550% Senior Notes Due 2031

5.150% Senior Notes Due 2036

i

EXHIBIT A	Form of 2031 Note
EXHIBIT B	Form of 2036 Note

ii

NINTH SUPPLEMENTAL INDENTURE, dated as of December 22, 2025, among WILLIS NORTH AMERICA INC., a Delaware corporation, as issuer (the “Issuer”) and WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland and parent company of the Issuer (without any of its consolidated subsidiaries, “Parent,” and together with its consolidated subsidiaries, the “Company”), WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY, a company organized and existing under the laws of Ireland, WILLIS INVESTMENT UK HOLDINGS LIMITED, a company organized and existing under the laws of England and Wales, TRINITY ACQUISITION PLC, a company organized and existing under the laws of England and Wales, and WILLIS GROUP LIMITED, a company organized and existing under the laws of England, as guarantors (together with Parent, the “Guarantors”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTORS

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of May 16, 2017 (as amended or supplemented to the date hereof, the “Original Indenture”), providing for the issuance from time to time of its unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”), to be issued in one or more series as provided in the Original Indenture;

WHEREAS, Section 9.01 of the Original Indenture provides that the Issuer, each Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish a new series of Securities and add certain provisions to the Original Indenture;

WHEREAS, Sections 2.01 and 3.01 of the Original Indenture provide that the Issuer may enter into one or more indentures supplemental thereto to establish the form and terms of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this Ninth Supplemental Indenture (this “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) to supplement the Original Indenture insofar as it will apply only to the two series of Securities to be known as the Issuer’s 4.550% Senior Notes Due 2031 (the “2031 Notes”) and 5.150% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, the Notes and the Guarantees valid agreements of the Issuer and the Guarantors, in accordance with their terms and the terms of the Original Indenture.

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

4.550% Senior Notes Due 2031

5.150% Senior Notes Due 2036

SECTION 1.01. Creation of Series; Establishment of Form.

(1) There is hereby established two new series of Securities under the Indenture entitled “4.550% Senior Notes Due 2031” and “5.150% Senior Notes due 2036.”

(2) The Notes, including the form of the certificate of authentication, shall be in substantially the forms attached hereto as Exhibits A and B.

(3) The Trustee shall authenticate and deliver the Notes for original issue in an aggregate principal amount of $700,000,000 for the 2031 Notes and $300,000,000 for the 2036 Notes upon receipt of an Issuer Order for the authentication and delivery of the Notes. The Issuer may from time to time issue additional Notes in accordance with Sections 3.01 and 9.01 of the Original Indenture. Any additional Notes of either series subsequently issued shall not be limited by the aggregate principal amount of this Supplemental Indenture. Each series of Notes issued originally hereunder, together with any additional Notes of such series subsequently issued, shall be treated as a single series for purposes of the Indenture.

(4) The Notes shall be issued in registered form without coupons.

(5) The Notes shall not have a sinking fund.

(6) The principal of the 2031 Notes shall be due on March 15, 2031; and the principal of the 2036 Notes shall be due on March 15, 2036.

(7) The outstanding principal amount of the 2031 Notes shall bear interest at the rate of 4.550% per annum and the outstanding principal amount of the 2036 Notes shall bear interest at the rate of 5.150% per annum, in each case, from December 22, 2025 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on March 15 and September 15 (each, an “Interest Payment Date”), commencing on September 15, 2026, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date (as defined in Section 1.02) for such interest and at the Stated Maturity of the Notes, until the principal thereof is paid or made available for payment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest due on an Interest Payment Date that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer pursuant to Section 3.07 of the Original Indenture, notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

(8) The Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(9) (a) Subject to Section 1.01(10), if the Notes are redeemed, in whole at any time or in part from time to time, prior to the relevant Par Call Date, the Redemption Price for the Notes to be redeemed will be equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (the “Redemption Date”) (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date, and (2) 100% of the principal amount of the Notes of such series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) If the Notes are redeemed on or after the applicable Par Call Date, the Redemption Price for the Notes of such series to be redeemed will equal 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(10) If (i) the consummation of the Newfront Acquisition does not occur on or before the later of (a) 5:00 p.m. Eastern Time on September 9, 2026 and (b) such date to which the “Termination Date” under the Merger Agreement, as in effect on the date of the issuance of the Notes, may be extended, amended, waived or otherwise modified by the parties to the Merger Agreement (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Merger Agreement is terminated by the Issuer or (iii) the Issuer otherwise notifies the Trustee in writing that it will not pursue the consummation of the Newfront Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Outside Date and the date the Merger Agreement is terminated by the Issuer, the “Special Mandatory Redemption Trigger Date”), the Issuer will be required to redeem the 2036 Notes (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

Within five business days after the Special Mandatory Redemption Trigger Date, the Issuer will deliver written notice to the Trustee of the Special Mandatory Redemption and the date upon which such notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of 2036 Notes to be redeemed. The Trustee will then promptly mail or deliver electronically if such 2036 Notes are held by any depositary (including, without limitation, the Depositary) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of 2036 Notes to be redeemed at its registered address. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the 2036 Notes to be redeemed.

Upon the closing of the Newfront Acquisition, this Section 1.01(10) shall have no further effect and shall cease to apply.

SECTION 1.02. Definitions. (1) The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.

“Change of Control” means the occurrence of any of the following:

(a) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent;

(b) the first day on which Parent ceases to own, directly or indirectly, at least 80% of the outstanding Capital Stock of the Issuer; or

(c) the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the voting Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the voting Capital Stock of the Parent immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Depositary” means The Depository Trust Company or any successor thereto.

“Guarantor” means each of Willis Towers Watson Public Limited Company, an Irish company, Willis Towers Watson Sub Holdings Unlimited Company, an Irish Company, Willis Investment UK Holdings Limited, a company organized and existing under the laws of England and Wales, Trinity Acquisition plc, a company organized and existing under the laws of England and Wales, Willis Group Limited, a company organized and existing under the laws of England and Wales, and any other Subsidiary of Willis Towers Watson Public Limited Company which becomes a guarantor of the Issuer’s Indenture obligations.

“Interest Payment Date” means March 15 and September 15 of each year.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate such series of Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Merger Agreement” means the Agreement and Plan of Merger dated December 9, 2025, among the Issuer, Napa Merger Sub Inc., a wholly-owned subsidiary of the Issuer, Newfront Insurance Holdings, Inc. (“Newfront”) and a representative of Newfront stockholders.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Newfront Acquisition” means the merger pursuant to the Merger Agreement of Napa Merger Sub Inc. with and into Newfront, with Newfront continuing as the surviving corporation, and pursuant to which Newfront will become the Issuer’s indirect wholly-owned subsidiary.

“Par Call Date” means (i) with respect to the 2031 Notes, February 15, 2031 (one month prior to the maturity date) and (ii) with respect to the 2036 Notes, December 15, 2035 (three months prior to the maturity date).

“Rating Agency” means:

(a) each of Moody’s and S&P; and

(b) if either of Moody’s or S&P ceases to rate such series of Notes or fails to make a rating of such series of Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3- 1 (c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), that (a) the rating of such series of Notes shall be reduced by both Rating Agencies and (b) such series of Notes shall be rated below Investment Grade by each of the Rating Agencies.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the respective March 1 and September 1 (whether or not a Business Day) prior to such Interest Payment Date.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Security Register” means the register, at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Issuer in accordance with Section 3.05 of the Original Indenture, in which the Issuer shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers and exchanges of Securities.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible or liable for determining, confirming or verifying the redemption price and shall be entitled to conclusively rely on the accuracy of the Issuer’s calculations.

(2) References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

SECTION 1.03. Payment of Principal and Interest.

(1) If any Interest Payment Date, Redemption Date or the Stated Maturity of the Notes is not a Business Day, the payment of principal, premium, if any, or interest, as applicable, will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

(2) Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date, if any, (except, in the case of interest, where the Redemption Date is an Interest Payment Date) shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Issuer, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

(3) The Trustee shall initially serve as the Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

SECTION 1.04. Global Securities. Each series of the Notes shall initially be issued in the form of one or more Global Securities registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Issuer has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Paying Agent, Security Registrar or other agent is hereby authorized to act in accordance with such letter and applicable Depositary procedures. The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until the Notes are exchanged in whole or in part for Notes in definitive form.

Subject to the procedures of the Depositary, a Global Security representing the Notes of either series shall be exchangeable for Notes of such series registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Issuer in writing that it is no longer willing or able to properly discharge its responsibilities as a Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days of receipt by the Issuer of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days after it becomes aware of such cessation, (ii) the Issuer executes and delivers to the Trustee an Issuer Order stating that the Issuer elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Notes it represents, as provided in the Original Indenture.

SECTION 1.05. Redemption.

(1) The Issuer shall send notice of any redemption pursuant to Section 1.01(9) not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or the Redemption Date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion). The Issuer shall be solely responsible for any notice to the Depositary and Holders of the Notes relating to any rescission or delay of the Redemption Date, and the Trustee shall have no responsibility or liability relating in any way thereto.

(2) Section 11.03 (Selection by Trustee of Securities to Be Redeemed) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

In the case of a partial redemption, selection of the applicable series of Notes for redemption will be made pro rata, by lot, or by such other method as the Trustee in its sole discretion deems appropriate and fair. Neither the Trustee nor any registrar shall be liable for any such selection. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1.06. Purchase of Notes Upon a Change of Control Triggering Event.

(1) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Issuer has exercised its right to redeem such series of Notes pursuant to Sections 1.01(9) and 1.05 of this Supplemental Indenture or Article ELEVEN of the Original Indenture or, in the case of the 2036 Notes, the Issuer is required to redeem such Notes pursuant to Section 1.01(10), the Issuer will make an offer to each Holder of such series of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will send a notice to each Holder of such series of Notes and the Trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(2) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

(3) On the Change of Control Triggering Event payment date, the Issuer will, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(b) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee, the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

(4) The Paying Agent will promptly pay, from funds deposited by the Issuer for such purpose, to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(5) The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

SECTION 1.07. Additional Covenants. The following shall be additional covenants to the covenants set forth in the Original Indenture for the benefit of the Notes only and shall be effective only so long as the Notes are Outstanding:

(1) Limitation on Liens. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien, other than a Permitted Lien, securing Indebtedness upon any Capital Stock of any Significant Subsidiary of Parent that is owned, directly or indirectly, by Parent or any of its Subsidiaries, in each case whether owned at the date of the original issuance of the Notes or thereafter acquired, or any interest therein or any income or profits therefrom unless it has made or will make effective provision whereby the Outstanding Notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of Parent or any Subsidiary secured by such Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Lien.

“Permitted Lien” means a Lien on the Capital Stock of a Significant Subsidiary to secure Indebtedness incurred to finance the purchase price of such Capital Stock; provided that any such Lien may not extend to any other property of Parent or any other Subsidiary of Parent; and provided further that such Indebtedness matures within 180 days from the date such Indebtedness was incurred.

(2) [Reserved.]

SECTION 1.08. Early Redemption for Tax Reasons.

(1) The Notes of either series may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 10 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:

(a) on the occasion of the next payment due under the Notes of such series, the Issuer, or any Guarantor, has or is reasonably likely to become obliged to pay Additional Amounts (as defined in Section 1.09) as a result of any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined in Section 1.09), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of such Notes; and

(b) such obligation cannot be avoided by the Issuer, or the relevant Guarantor, taking reasonable measures available to it;

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer, or a Guarantor, would be obliged to pay such Additional Amounts were a payment in respect of the Notes of such series then due.

(2) Prior to the giving of any notice of redemption pursuant to this Section 1.08, the Issuer shall deliver to the Trustee an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this Section 1.08 will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption and all Additional Amounts due on the date of redemption.

SECTION 1.09. Additional Amounts. With respect to any payments made by or on the behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction in which the Issuer or such Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) (each, a “Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that the net amount received by each Holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount that would have been received had such Taxes not been imposed or levied.

Notwithstanding the foregoing, no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:

(1) to the extent that such Taxes are imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any fiscal or regulatory legislation, rules or practices adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States, with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) and/or the UK’s International Tax Compliance Regulations 2015; or

(2) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes (including, for the avoidance of doubt, the direct or indirect affiliation through share capital, control, profit entitlement or management with the Issuer or any Guarantor or rights to acquire such affiliation), other than the mere holding or enforcement of such Note or receipt of payments thereunder; or

(3) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holders or beneficial owners of such Note to comply with a reasonable written request by the Issuer (or its agent) to make a valid declaration of non-residence or any other claim or filing for relief or exemption (or to assist in the completion of any such claim or filing) to which it is entitled (but only to the extent it is legally entitled to do so); or

(4) that presents such Note for payment (where presentation is required) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

(5) in the case of a payment made by or on behalf of the Issuer or any Guarantor organized under the laws of the United States, any state thereof or the District of Columbia, with respect to any United States withholding taxes, so long as such withholding taxes are summarized in the prospectus supplement with respect to the Notes, dated December 15, 2025, in the discussion under the caption “Certain Material Income Tax Consequences—United States Taxation” or the Issuer or such Guarantor (pursuant to Section 1.06 of the Original Indenture) provides reasonable notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or

(6) any combination of the above.

As used herein and for purposes of the Indenture and the Notes, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts.

The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies (including any interest and penalties related thereto) imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Guarantees, the Indenture or any other document or instrument referred to therein.

The foregoing obligations in this Section 1.09 will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor of the Issuer or any Guarantor.

SECTION 1.10. Events of Default. Section 5.01 of the Original Indenture setting forth the “Events of Default” is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“Event of Default,” whenever used herein with respect to a series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default in payment of interest (including Additional Amounts) upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) a default in the payment of the principal of or premium, if any, on any Note of such series at its Maturity; or

(3) a default in the performance, or breach, of any other covenant of the Issuer or any Guarantor (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in the Indenture solely for the benefit of Notes other than the Notes of such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or such Guarantor by the Trustee or to the Issuer or such Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default under any Indebtedness by the Issuer, any Guarantor or any of their respective subsidiaries that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $150.0 million or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default under this Section 1.10(4); or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging Parent, the Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, the Issuer or any Significant Subsidiary under any applicable Bankruptcy Law, or appointing a Custodian of Parent, the Issuer or any Significant Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by Parent, the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a Custodian of Parent, the Issuer or any Significant Subsidiary of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Parent, the Issuer or any Significant Subsidiary in furtherance of any such action, or the taking of any comparable action under any foreign laws relating to insolvency; or

(7) any Guarantee with respect to the Notes of such series shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except as contemplated by the Indenture and any such Guarantee.

SECTION 1.11. Notice of Defaults.

Section 6.02 (Notice of Defaults) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“Within 90 days after the Trustee has actual knowledge or has received written notice of the occurrence of any default hereunder with respect to the Notes of any series, the Trustee shall send to all Holders of Notes of such series, as their names and addresses appear in the Security Register, notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note of such series or in the payment of any sinking fund or analogous obligation installment with respect to such Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of such Holders; and provided, further, that in the case of any default of the character specified in Section 1.10(3) with respect to such Notes, no such notice to such Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes.”

SECTION 1.12. Legal Defeasance and Discharge and Covenant Defeasance. Section 4.03 and Section 4.04 of the Original Indenture do hereby apply to all of the Outstanding Notes; provided, that, solely with respect to the Notes, the reference to Section 5.01(4) in Section 4.04 of the Original Indenture shall be amended to be a reference to Section 1.10(3); and provided, further, that clause (4) of Section 5.01 of the Original Indenture (as amended by this Supplemental Indenture) shall be subject to Covenant Defeasance under Section 4.04 of the Original Indenture.

Section 4.05(b) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“in the case of Legal Defeasance only, the Issuer shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel stating that, subject to customary assumptions and exclusions, (x) since the date on which the Securities of such series were originally issued, there has been a change in the applicable U.S. Federal income tax law or (y) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or other formal statement or action, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;”

Section 4.05(c) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“in the case of Covenant Defeasance only, the Issuer shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;”

SECTION 1.13. Certain Rights of Trustee.

Section 6.03(e) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or security satisfactory to it against any losses, fees, costs, damages, liabilities or expenses that may arise from the Trustee following such request or direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that would involve the Trustee in personal liability or financial risk;”

SECTION 1.14. Merger, Consolidation, etc. Only on Certain Terms.

Section 8.01 of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“Neither the Issuer nor any of the Guarantors shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) if the Issuer or such Guarantor, as the case may be, shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, (i) the Issuer or a Guarantor is the successor Person; or (ii) the Person (if other than the Issuer or a Guarantor) formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person (if other than an Issuer or Guarantor) which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer or such Guarantor, as the case may be, substantially as an entirety shall be a Person organized and existing under the laws of any United States jurisdiction, any state thereof or the District of Columbia, England and Wales, Ireland, the Netherlands, Bermuda or any country that is a member of the European Monetary Union, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer or any of the Guarantors, as the case may be, under this Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing; and

(2) the Issuer or such Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

SECTION 1.15. Further Issuances

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes of either series under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial Interest Payment Date), and will carry the same right to receive accrued and unpaid interest, as the Notes of the applicable series previously issued, and such additional Notes will form a single series with the previously issued Notes of such series (including the Notes of such series issued on December 22, 2025), including for voting purposes; provided that if such additional Notes are not fungible with the previously issued Notes of such series for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP, ISIN, Common Code and/or other securities identifier than the identifier used for such previously issued Notes.

ARTICLE II

Miscellaneous Provisions

SECTION 2.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Original Indenture.

SECTION 2.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. Except as expressly amended and modified by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with its terms, provisions, and conditions thereof, including, without limitation, any and all rights, privileges, protections, limitations of liability, immunities, and indemnities of the Trustee thereunder. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith. Reference to this Supplemental Indenture need not be made in the Original Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Original Indenture, any reference in any of such items to the Original Indenture being sufficient to refer to the Original Indenture as amended hereby.

SECTION 2.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 2.04. Governing Law; Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.05. Conflict with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 2.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 2.07. Separability Clause. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.08. Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

SECTION 2.09. Benefit of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 2.10. The Trustee. The Trustee makes no representation as to and shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Notes, the Guarantees or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors. The Trustee shall not be responsible or liable for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of either series of Notes, or if any such rating on any such series of Notes has been changed, suspended or withdrawn by any Rating Agency. The Trustee shall have no obligation to independently review, determine, or verify if any Change of Control or Change of Control Triggering Event has occurred or notify the Holders of any such event. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

WILLIS NORTH AMERICA INC.

By:	/s/ Derrick Coggin
Name: Derrick Coggin
Title: Treasurer

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Derrick Coggin
Name: Derrick Coggin
Title: Treasurer

IN THE PRESENCE OF:-

[Intentionally Omitted]
(WITNESS’ SIGNATURE)

[Intentionally Omitted]
(WITNESS’ ADDRESS)

[Intentionally Omitted]
(WITNESS’ OCCUPATION)

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY
BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Derrick Coggin
Name: Derrick Coggin
Title: Attorney

[Supplemental Indenture]

IN THE PRESENCE OF:-

[Intentionally Omitted]
(WITNESS’ SIGNATURE)

[Intentionally Omitted]
(WITNESS’ ADDRESS)

[Intentionally Omitted]
(WITNESS’ OCCUPATION)

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Derrick Coggin
Name: Derrick Coggin
Title: Authorised Officer

WILLIS GROUP LIMITED

By:	/s/ Derrick Coggin
Name: Derrick Coggin
Title: Authorised Officer

TRINITY ACQUISITION PLC

By:	/s/ Derrick Coggin
Name: Derrick Coggin
Title: Authorised Officer

[Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

[FORM OF FACE OF 2031 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WILLIS NORTH AMERICA INC.

4.550% Senior Note due 2031

CUSIP No.: 970648AP6

ISIN No.: US970648AP60

No.

Dated:

WILLIS NORTH AMERICA INC., a Delaware corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $[_________] or such other principal sum as shall be set forth in the Schedule of Increases and Decreases attached hereto on March 15, 2031, and to pay interest thereon from and including [December 22, 2025]1, semi-annually on March 15 and September 15 in each year, commencing on [September 15, 2026]1 and at the Stated Maturity of this Note, at the rate of 4.550% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest due on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to, but excluding, such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York, or at such other agency as the Issuer may determine, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made (subject to surrender where applicable) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee referred to on the reverse hereof at least sixteen (16) days prior to the date of payment by the Person entitled thereto. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

[1]	Include for Notes issued on December 22, 2025.

2

The Trustee shall act as Paying Agent with respect to the Securities of this series.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first written above.

WILLIS NORTH AMERICA INC.

Name:
Title:

Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

4

[FORM OF REVERSE OF NOTE]

WILLIS NORTH AMERICA INC.

4.550% Senior Note due 2031

This global security certificate represents one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 16, 2017 (as amended or supplemented to the date hereof, the “Original Indenture”), as supplemented by the Ninth Supplemental Indenture, dated as of December 22, 2025 (herein called the “Ninth Supplemental Indenture”) (such Original Indenture, together with the Ninth Supplemental Indenture, the “Indenture”), among the Issuer and WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland and parent company of the Issuer (without any of its consolidated subsidiaries, “Parent,” and together with its consolidated subsidiaries, the “Company”), WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY, a company organized and existing under the laws of Ireland, WILLIS INVESTMENT UK HOLDINGS LIMITED, a company organized and existing under the laws of England and Wales, TRINITY ACQUISITION PLC, a company organized and existing under the laws of England and Wales, and WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales, as guarantors (together with Parent, the “Guarantors”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, privileges, protections, limitations of liability, duties, indemnities, and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof (herein called the “Notes”).

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 10 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:

(i) on the occasion of the next payment due under the Notes, the Issuer, or any Guarantor, has or is reasonably likely to become obliged to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined below), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes; and

(ii) such obligation cannot be avoided by the Issuer, or the relevant Guarantor, taking reasonable measures available to it;

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer, or a Guarantor, would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Prior to the giving of any notice of redemption pursuant to the Indenture in connection with Section 1.08 of the Ninth Supplemental Indenture, the Issuer shall deliver to the Trustee an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this provision will be redeemed at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption and all Additional Amounts due on the date of redemption.

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes pursuant to Sections 1.01 and 1.05 of the Ninth Supplemental Indenture or Article ELEVEN of the Original Indenture, each Holder will have the right to require that the Issuer repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee, the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

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The Paying Agent will promptly pay, from funds deposited by the Issuer for such purpose, to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The definitions of certain terms used in the paragraphs above are listed below.

“Change of Control” means the occurrence of any of the following:

(i) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent;

(ii) the first day on which Parent ceases to own, directly or indirectly, at least 80% of the outstanding Capital Stock of the Issuer; or

(iii) the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the voting Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the voting Capital Stock of the Parent immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, a director, a Vice President, the Chief Financial Officer, the Group General Counsel and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or any Guarantor, as applicable, and delivered to the Trustee.

3

“Rating Agency” means:

(i) each of Moody’s and S&P; and

(ii) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1 (c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), that (a) the rating of the Notes shall be reduced by both Rating Agencies and (b) the Notes shall be rated below Investment Grade by each of the Rating Agencies.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

With respect to any payments made by or on the behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction in which the Issuer or such Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) (each, a “Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that the net amount received by each Holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount that would have been received had such Taxes not been imposed or levied.

Notwithstanding the foregoing, no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:

(i) to the extent that such Taxes are imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any fiscal or regulatory legislation, rules or practices adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States, with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) and/or the UK’s International Tax Compliance Regulations 2015; or

4

(ii) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes (including, for the avoidance of doubt, the direct or indirect affiliation through share capital, control, profit entitlement or management with the Issuer or any Guarantor or rights to acquire such affiliation), other than the mere holding or enforcement of such Note or receipt of payments thereunder; or

(iii) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holders or beneficial owners of such Note to comply with a reasonable written request by the Issuer (or its agent) to make a valid declaration of non-residence or any other claim or filing for relief or exemption (or to assist in the completion of any such claim or filing) to which it is entitled (but only to the extent it is legally entitled to do so); or

(iv) that presents such Note for payment (where presentation is required) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

(v) in the case of a payment made by or on behalf of the Issuer or any Guarantor organized under the laws of the United States, any state thereof or the District of Columbia, with respect to any United States withholding taxes, so long as such withholding taxes are summarized in the prospectus supplement with respect to the Notes, dated December 15, 2025, in the discussion under the caption “Certain Material Income Tax Consequences—United States Taxation” or the Issuer or such Guarantor (pursuant to Section 1.06 of the Original Indenture) provides reasonable notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or

(vi) any combination of the above.

As used herein and for purposes of this Note, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts.

The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies (including any interest and penalties related thereto) imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Guarantees, the Indenture or any other document or instrument referred to therein.

5

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial Interest Payment Date), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the previously issued Notes (including the Notes issued on December 22, 2025), including for voting purposes; provided that if such additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP, ISIN, Common Code and/or other securities identifier than the identifier used for such previously issued Notes.

No sinking fund is provided for the Notes. The Notes are subject to redemption upon not less than 10 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time, or in part from time to time. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the redemption date (the “Redemption Date”) may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or the Redemption Date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion). The Issuer shall be solely responsible for any notice to the Depositary and Holders of the Notes relating to any rescission or delay of the Redemption Date, and the Trustee shall have no responsibility or liability relating in any way thereto.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

If any Redemption Date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

If the Notes are redeemed, in whole at any time or in part from time to time, prior to February 15, 2031 (the “Par Call Date”), the Redemption Price for the Notes to be redeemed will be equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Notes are redeemed on or after the Par Call Date, the Redemption Price for the Notes to be redeemed will equal 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For the purposes of the two paragraphs above, the following term has the following meaning:

6

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible or liable for determining, confirming or verifying the redemption price.

7

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot, or by such other method as the Trustee in its sole discretion deems appropriate and fair. Neither the Trustee nor any registrar shall be liable for any such selection. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given a Responsible Officer of the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (or premium, if any) or interest hereon on or after the respective due dates expressed or provided for herein.

8

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.07 of the Original Indenture), whether or not this Note be overdue, and neither the Issuer, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are not otherwise defined herein shall have the meaning assigned to them in the Indenture.

9

SCHEDULE OF INCREASES OR DECREASES TO THE

GLOBAL NOTE

The following increases or decreases to this Global Note have been made:

Date	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian

Exhibit B

[FORM OF FACE OF 2036 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

2

WILLIS NORTH AMERICA INC.

5.150% Senior Note due 2036

CUSIP No.: 970648AQ4

ISIN No.: US970648AQ44

No.

Dated:

WILLIS NORTH AMERICA INC., a Delaware corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $[_________] or such other principal sum as shall be set forth in the Schedule of Increases and Decreases attached hereto on March 15, 2036, and to pay interest thereon from and including [December 22, 2025]2, semi-annually on March 15 and September 15 in each year, commencing on [September 15, 2026]2 and at the Stated Maturity of this Note, at the rate of 5.150% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest due on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to, but excluding, such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York, or at such other agency as the Issuer may determine, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made (subject to surrender where applicable) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee referred to on the reverse hereof at least sixteen (16) days prior to the date of payment by the Person entitled thereto. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

[2]	Include for Notes issued on December 22, 2025.

3

The Trustee shall act as Paying Agent with respect to the Securities of this series.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first written above.

WILLIS NORTH AMERICA INC.

Name:
Title:

Name:
Title:

4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

5

[FORM OF REVERSE OF NOTE]

WILLIS NORTH AMERICA INC.

5.150% Senior Note due 2036

This global security certificate represents one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 16, 2017 (as amended or supplemented to the date hereof, the “Original Indenture”), as supplemented by the Ninth Supplemental Indenture, dated as of December 22, 2025 (herein called the “Ninth Supplemental Indenture”) (such Original Indenture, together with the Ninth Supplemental Indenture, the “Indenture”), among the Issuer and WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland and parent company of the Issuer (without any of its consolidated subsidiaries, “Parent,” and together with its consolidated subsidiaries, the “Company”), WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY, a company organized and existing under the laws of Ireland, WILLIS INVESTMENT UK HOLDINGS LIMITED, a company organized and existing under the laws of England and Wales, TRINITY ACQUISITION PLC, a company organized and existing under the laws of England and Wales, and WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales, as guarantors (together with Parent, the “Guarantors”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, privileges, protections, limitations of liability, duties, indemnities, and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof (herein called the “Notes”).

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 10 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:

(i) on the occasion of the next payment due under the Notes, the Issuer, or any Guarantor, has or is reasonably likely to become obliged to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined below), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes; and

(ii) such obligation cannot be avoided by the Issuer, or the relevant Guarantor, taking reasonable measures available to it;

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer, or a Guarantor, would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Prior to the giving of any notice of redemption pursuant to the Indenture in connection with Section 1.08 of the Ninth Supplemental Indenture, the Issuer shall deliver to the Trustee an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this provision will be redeemed at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption and all Additional Amounts due on the date of redemption.

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes pursuant to Sections 1.01 and 1.05 of the Ninth Supplemental Indenture or Article ELEVEN of the Original Indenture or Section 1.01(10) of the Ninth Supplemental Indenture, each Holder will have the right to require that the Issuer repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee, the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

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The Paying Agent will promptly pay, from funds deposited by the Issuer for such purpose, to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The definitions of certain terms used in the paragraphs above are listed below.

“Change of Control” means the occurrence of any of the following:

(i) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent;

(ii) the first day on which Parent ceases to own, directly or indirectly, at least 80% of the outstanding Capital Stock of the Issuer; or

(iii) the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the voting Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the voting Capital Stock of the Parent immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, a director, a Vice President, the Chief Financial Officer, the Group General Counsel and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or any Guarantor, as applicable, and delivered to the Trustee.

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“Rating Agency” means:

(i) each of Moody’s and S&P; and

(ii) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1 (c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), that (a) the rating of the Notes shall be reduced by both Rating Agencies and (b) the Notes shall be rated below Investment Grade by each of the Rating Agencies.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

With respect to any payments made by or on the behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction in which the Issuer or such Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) (each, a “Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that the net amount received by each Holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount that would have been received had such Taxes not been imposed or levied.

Notwithstanding the foregoing, no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:

(i) to the extent that such Taxes are imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any fiscal or regulatory legislation, rules or practices adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States, with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) and/or the UK’s International Tax Compliance Regulations 2015; or

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(ii) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes (including, for the avoidance of doubt, the direct or indirect affiliation through share capital, control, profit entitlement or management with the Issuer or any Guarantor or rights to acquire such affiliation), other than the mere holding or enforcement of such Note or receipt of payments thereunder; or

(iii) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holders or beneficial owners of such Note to comply with a reasonable written request by the Issuer (or its agent) to make a valid declaration of non-residence or any other claim or filing for relief or exemption (or to assist in the completion of any such claim or filing) to which it is entitled (but only to the extent it is legally entitled to do so); or

(iv) that presents such Note for payment (where presentation is required) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

(v) in the case of a payment made by or on behalf of the Issuer or any Guarantor organized under the laws of the United States, any state thereof or the District of Columbia, with respect to any United States withholding taxes, so long as such withholding taxes are summarized in the prospectus supplement with respect to the Notes, dated December 15, 2025, in the discussion under the caption “Certain Material Income Tax Consequences—United States Taxation” or the Issuer or such Guarantor (pursuant to Section 1.06 of the Original Indenture) provides reasonable notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or

(vi) any combination of the above.

As used herein and for purposes of this Note, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts.

The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies (including any interest and penalties related thereto) imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Guarantees, the Indenture or any other document or instrument referred to therein.

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The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial Interest Payment Date), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the previously issued Notes (including the Notes issued on December 22, 2025), including for voting purposes; provided that if such additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP, ISIN, Common Code and/or other securities identifier than the identifier used for such previously issued Notes.

No sinking fund is provided for the Notes. The Notes are subject to redemption upon not less than 10 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time, or in part from time to time. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the redemption date (the “Redemption Date”) may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or the Redemption Date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion). The Issuer shall be solely responsible for any notice to the Depositary and Holders of the Notes relating to any rescission or delay of the Redemption Date, and the Trustee shall have no responsibility or liability relating in any way thereto.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

If any Redemption Date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Subject to the Special Mandatory Redemption provisions below, if the Notes are redeemed, in whole at any time or in part from time to time, prior to December 15, 2035 (the “Par Call Date”), the Redemption Price for the Notes to be redeemed will be equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Notes are redeemed on or after the Par Call Date, the Redemption Price for the Notes to be redeemed will equal 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For the purposes of the two paragraphs above, the following term has the following meaning:

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“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

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If (i) the consummation of the Newfront Acquisition (as defined in the Indenture) does not occur on or before the later of (a) 5:00 p.m. Eastern Time on September 9, 2026, and (b) such date to which the “Termination Date” under the Merger Agreement (as defined in the Indenture), as in effect on the date of the issuance of the Notes, may be extended, amended, waived or otherwise modified by the parties to the Merger Agreement (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Merger Agreement is terminated by the Issuer or (iii) the Issuer otherwise notifies the Trustee in writing that it will not pursue the consummation of the Newfront Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Outside Date and the date the Merger Agreement is terminated by the Issuer, the “Special Mandatory Redemption Trigger Date”), the Issuer will be required to redeem the Notes (the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

Within five business days after the Special Mandatory Redemption Trigger Date, the Issuer will deliver written notice to the Trustee of the Special Mandatory Redemption and the date upon which such notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of Notes to be redeemed. The Trustee will then promptly mail or deliver electronically if such notes are held by any depositary (including, without limitation, the Depositary) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of Notes to be redeemed at its registered address. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Upon the closing of the Newfront Acquisition, the foregoing provisions regarding the Special Mandatory Redemption shall have no further effect and shall cease to apply.

The Issuer’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible or liable for determining, confirming or verifying the redemption price.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot, or by such other method as the Trustee in its sole discretion deems appropriate and fair. Neither the Trustee nor any registrar shall be liable for any such selection. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

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If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given a Responsible Officer of the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (or premium, if any) or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

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The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.07 of the Original Indenture), whether or not this Note be overdue, and neither the Issuer, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are not otherwise defined herein shall have the meaning assigned to them in the Indenture.

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SCHEDULE OF INCREASES OR DECREASES TO THE

GLOBAL NOTE

The following increases or decreases to this Global Note have been made:

Date	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian